Exhibit 3.97

DSCB 204 (Rev “UNREADABLE TEXT”)	PLEASE INDICATE ( CHECK ONE) TYPE CORPORATION	FEE $75.00
ARTICLES OF INCORPORATION COMMONWEALTH OF PENNSYLVANIA DEPARTMENT OF STATE – CORPORATION BUREAU 308 NORTH OFFICE BUILDING, HARRISBURG, PA 17120	DOMESTIC BUSINESS CORPORATION

DOMESTIC BUSINESS CORPORATION A CLOSE CORPORATION – COMPLETE BACK

DOMESTIC PROFESSIONAL CORPORATION
ENTER BOARD LICENSE NO.

010 NAME OF CORPORATION (MUST CONTAIN A CORPORATE INDICATOR UNLESS EXEMPT UNDER 15 P.S. 2908 B)
VALLEYBROOKE LAND HOLDINGS, INC.

011 ADDRESS OF REGISTERED OFFICE IN PENNSYLVANIA (P.O. BOX NUMBER NOT ACCEPTABLE)
123 South Broad Street Suite 1730

012 CITY			033 COUNTY	013 STATE	064 ZIP CODE
	Philadelphia	(51)	Philadelphia	PA	19109

050 EXPLAIN THE PURPOSE OR PURPOSES OF THE CORPORATION

The corporation shall have unlimited power to engage in and to do any lawful act concerning any or all lawful business for which corporations may be incorporated under the Pennsylvania Business Corporation Law. This corporation is incorporated under the provisions of that law.

(ATTACH 8 1/2 x 11 SHEET IF NECESSARY)

The Aggregate number of Shares, Classes of Shares and Par Value of Shares Which the Corporation Shall Have Authority to Issue:

040 Number and Class of Shares	041 Stated Par Value Per Share if Any	042 Total Authorized Capital	031 Term of existence
1,000 shares Common	$1.00	$1,000.00	Perpetual

The Name and Address of Each Incorporator, and the Number and Class of Shares Subscribed to by each Incorporator
060 Name	061, 062 063, 064 Address	(Street, City, State, Zip Code)	Number & Class of Shares

Jean M. Hamilton	Blank, Rome, Comisky & McCauley		1 share Common

4 Penn Center Plaza

Philadelphia, PA 19103

(ATTACH 8 1/2 x 11 SHEET IF NECESSARY)

IN TESTIMONY WHEREOF, THE INCORPORATOR(S) HAS (HAVE) SIGNED AND SEALED THE ARTICLES OF INCORPORATION
THIS Sixteenth DAY OF February 1988

/s/ Jean M. Hamilton

Jean M. Hamilton

– FOR OFFICE USE ONLY –

030 FILED	002 CODE		003 REV BOX	SEQUENTIAL NO.	100 MICROFILM NUMBER
FEB 17 1988				92424	8813 601

	REVIEWED BY		004 SICC	AMOUNT	001 CORPORATION NUMBER
				$75	1020265

XXXXXXXXXXXXXXX	DATE APPROVED

	DATE REJECTED		CERTIFY TO	INPUT BY	LOG IN	LOG IN (REFILE)
REV L & I OTHER

Secretary of the Commonwealth	MAILED BY	DATE		VERIFIED BY	LOG OUT	LOG OUT (REFILE)
Department of State
Commonwealth of Pennsylvania

Commonwealth of Pennsylvania

Department of State

CERTIFICATE OF INCORPORATION

Office of the Secretary of the Commonwealth

To All to Whom These Presents Shall Come, Greeting:

Whereas, Under the provisions of the Laws of the Commonwealth, the Secretary of the Commonwealth is authorized and required to issue a “Certificate of Incorporation” evidencing the incorporation of an entity.

Whereas, The stipulations and conditions of the Law have been fully complied with by

VALLEYBROOKE LAND HOLDINGS, INC.

Therefore, Know Ye, That subject to the Constitution of this Commonwealth, and under the authority of the Laws thereof, I do by these presents, which I have caused to be sealed with the Great Seal of the Commonwealth, declare and certify the creation, erection and incorporation of the above in deed and in law by the name chosen hereinbefore specified.

Such corporation shall have and enjoy and shall be subject to all the powers, duties, requirements, and restrictions, specified and enjoined in and by the applicable laws of this Commonwealth.

Given	under my hand and the Great Seal of the Commonwealth, at the City of Harrisburg, this 17th day of February in the year of our Lord one thousand nine hundred and eighty-eight and of the Commonwealth the two hundred twelfth

XXXXXXXXX

Secretary of the Commonwealth

Microfilm Number_________	Filed with the Department of State on APR 13 2001

Entity Number 1020265	XXXXXX
Secretary of the Commonwealth

ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION
DSCB:15-1915 (Rev 90)

In compliance with the requirements of 15 Pa.C.S. § 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1.	The name of the corporation is: Valleybrooke Land Holdings, Inc.

2.
The (a) address of this corporation’s current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

(a)	123 South Broad Street, Suite 1730	Philadelphia,	PA	19109	Philadelphia

	Number and Street	City	State	Zip	County

	(b)	c/o:

			Name of Commercial Registered Office provider	County

For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3.	The statute by or under which it was incorporated is: Act of May 5, 1933, P.L. 364 as amended

4.	The date of its incorporation is: February 17, 1988

5.	(Check, and if appropriate complete, one of the following):

The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

The amendment shall be effective on _______ at ______
Date Hour
6.	(Check one of the following):

The amendment was adopted by the shareholders (or members) pursuant to 15 Pa.C.S. § 1914(a) and (b).

The amendment was adopted by the board of directors pursuant to 15 Pa.C.S. § 1914(c).

7.	(Check, and if appropriate complete, one of the following):

The amendment adopted by the corporation set forth in full is as follows:

Article 011 of the Articles of Incorporation of the Company is hereby amended in its entirety to read as follows:

“011 The address of the registered office in Pennsylvania is: 14 Campus Boulevard, Suite 100, Newtown Square,

Pennsylvania 19073”

The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof.

8.	(Check if the amendment restates the Articles):

The restated Articles of Incorporation supersede the original Articles and all amendments thereto.

IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 13th day of April, 2001.

Valleybrooke Land Holdings, Inc.

By:	/s/ Gerard H. Sweeney

Gerard H. Sweeney, Sr., President and
Chief Executive Officer

PENNSYLVANIA DEPARTMENT OF STATE CORPORATION BUREAU

Statement of Change of Registered Office (15 Pa.C.S.)
Entity Number #1020265				Domestic Business Corporation (§ 1507)
Foreign Business Corporation (§ 4144)
Domestic Nonprofit Corporation (§ 5507)
Foreign Nonprofit Corporation (§ 6144)
Domestic Limited Partnership (§ 8506)

Name	PEPPER HAMILTON LLP				Document will be returned to the name and address you enter to the left.

Address	200 ONE KEYSTONE PLAZA NORTH FRONT AND MARKET STREETS P.O. BOX 1181 HARRISBURG, PA 17108-1181

	City	State	Zip Code

Fee: $52	Filed in the Department of State on JUN 04 2002

XXXXXX

ACTING Secretary of the Commonwealth

In compliance with the requirements of the applicable provisions of 15 Pa.C.S. (relating to corporations and unincorporated associations), the undersigned corporation or limited partnership, desiring to effect a change of registered office, hereby states that:

1.	The name is:
Valleybrooke Land Holdings, Inc.

2.	The (a) address of its initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:

(a) Number and street	City	State	Zip	County
14 Campus Boulevard, Suite 100,	Newtown Square,	PA	19073	Delaware County

(b) Name of Commercial Registered Office Provider				County
co:

3.	Complete part (a) or (b)

(a) The address to which the registered office of the corporation or limited partnership in this Commonwealth is to be changed is:

401 Plymouth Road, Suite 500,	Plymouth Meeting,	PA	19462	Montgomery County

Number and street	City	State	Zip	County

(b) The registered office of the corporation or limited partnership shall be provided by:

co:

Name of Commercial Registered Office Provider				County

4.	Strike out if a limited partnership:

Such change was authorized by the Board of Directors of the corporation.

IN TESTIMONY WHEREOF, the undersigned has caused this Application for Registration to be signed by a duly authorized officer thereof this 31st day of May 2002. Valleybrooke Land Holdings, Inc.
Name of Corporation/Limited Partnership /s/ Brad A. Molotsky
Signature Brad A. Molotsky, Secretary
Title